UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 28, 2007

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of Matrix Service Company (the “Company”) amended Sections 1, 3 and 4 of Article VI of the Company’s By-laws (the “By-laws”), effective as of November 28, 2007, to allow for the issuance of uncertificated shares. By being able to issue uncertificated shares, the Company may now participate in the Direct Registration System, which is currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.

NASDAQ rules require NASDAQ listed securities to be eligible for a Direct Registration Program by January 1, 2008. The Company will be in compliance with those rules by December 31, 2007 once the Company notifies its transfer agent, Computershare Trust Company, n.a., that the Company desires to enroll its common stock in the Direct Registration Program and the Company’s transfer agent and The Depository Trust Company process that request.

The full text of the Company’s By-laws, as amended, is filed as Exhibit 3 to this Current Report, and Article VI thereof, as amended, is incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

3	By-laws, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: November 28, 2007	By:	/s/ George L. Austin
George L. Austin
Vice President Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3	By-laws, as amended.

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